Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Managing Director
	(630) 845-4500	The Equity Group Inc.
dsullivan@equityny.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2025 FIRST QUARTER FINANCIAL RESULTS

Select First Quarter 2025 Highlights

●	Revenue rose 29% to $6.4 million
●	Gross margin expanded to 46.4%
●	Operating loss narrowed to $1.0 million
●	Backlog rose 66% to $10.3 million
●	Cash, cash equivalents and investments of $31.2 million, no long-term debt

WARRENVILLE, Ill., May 12, 2025 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company using advanced engineering processes to provide emissions control systems and water treatment technologies in utility and industrial applications, today reported financial results for the first quarter ended March 31, 2025 (“Q1 2025”).

“We are very pleased with our first quarter performance, reinforcing our belief that 2025 will be a year of growth for our Company,” Vincent J. Arnone, President and CEO. “Consolidated revenues and gross margin each increased compared to last year’s first quarter, driven by a 92% rise in FUEL CHEM® revenue. Our business development activities for our Air Pollution Control (“APC”) business segment generated $5.6 million of orders from new and existing U.S. and international customers during the first quarter of 2025, and we grew our backlog by 66% to $10.3 million, the highest quarterly backlog since 2022. At March 31, 2025, our balance sheet remained strong, with $31.2 million in cash, cash equivalents and investments and no long-term debt.

“We expect continued strong performance from our FUEL CHEM segment throughout 2025, driven by the return to full operation of our base accounts and the incremental contribution from the new commercial account that we added in the fourth quarter of 2024. We continue to pursue additional FUEL CHEM opportunities domestically and internationally, and we expect that a new demonstration of our TIFI® Targeted In-Furnace Injection™ technology is likely to commence late in the third quarter of this year at a coal-fired unit in the Midwest.”

Mr. Arnone continued, “While APC revenues decreased compared to last year’s first quarter, we have been encouraged by the cadence of new contract awards and business development opportunities, which will ultimately benefit segment performance as we execute these contracts. We are continuing to pursue additional new awards driven by industrial expansion globally and by state-specific regulatory requirements in the U.S., and hope to have those in hand late in the current second quarter. We are also participating in larger domestic contract opportunities to support emissions control requirements for the development of data centers, utilizing our SCR and ULTRA® technologies.”

Mr. Arnone concluded, “We expect to commence an extended demonstration of our Dissolved Gas Infusion (DGI®) technology at a fish hatchery in the Western U.S late in the second quarter of 2025. We continue to receive inquiries regarding DGI from potential customers in multiple end markets and we are hopeful that we can generate our first commercial revenues in 2025.”

Q1 2025 Consolidated Results Overview

Consolidated revenues for Q1 2025 rose 29% to $6.4 million from $5.0 million in Q1 2024, driven by a 92% increase in FUEL CHEM revenue. This increase was offset by a 44% revenue decline in APC segment revenues.

Consolidated gross margin for Q1 2025 increased to 46.4% of revenues from 40.9% of revenues in Q1 2024, reflecting an increase in FUEL CHEM gross margin and the relative contribution of FUEL CHEM versus APC revenue, partially offset by a decrease in APC gross margin.

SG&A expenses were flat at $3.3 million for Q1 2025 and Q1 2024. As a percentage of revenues, SG&A expenses declined to 52.4% in Q1 2025 from 67.5% in Q1 2024, reflecting higher revenues.

Interest income was stable at $0.3 million and related primarily to interest received on the held-to-maturity debt securities and money market funds.

Net loss in Q1 2025 was $(739,000), or $(0.02) per share, compared to net income of $281,000, or $0.01 per share, in Q1 2024. Net income in Q1 2024 included a one-time other income amount of $1.7 million related to the employee retention credit. Excluding this one-time other income amount, net loss for Q1 2024 was $(1.4) million, or $(0.05) per share.

Consolidated APC segment backlog at March 31, 2025 rose 66% to $10.3 million from $6.2 million at December 31, 2024.

APC segment revenue decreased to $1.3 million from $2.3 million in Q1 2024, primarily related to timing of project execution on existing contracts. Segment gross margin declined to 32.6% from 38.4%, reflecting lower segment revenues.

FUEL CHEM segment revenue rose 92% to $5.1 million from $2.6 million in Q1 2024, primarily due to outage completions and increased dispatch, as well as sustained business from a new customer account added midyear in 2024. Segment gross margin expanded to 49.9% from 43.2% in Q1 2024, reflecting higher segment revenues.

Adjusted EBITDA loss was $(0.7) million in Q1 2025 compared to Adjusted EBITDA loss of $(1.5) million in Q1 2024.

Financial Condition

At March 31, 2025, cash and cash equivalents were $11.8 million, short-term investments were $10.0 million, and long-term investments totaled $9.4 million. Stockholders’ equity at March 31, 2025 was $41.4 million, or $1.35 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Tuesday, May 13, 2025 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●    (877) 423-9820 (Domestic) or

●    (201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented saturator and a patent-pending channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, contracts being awarded to competitors offering different or lower-priced technologies, projects being suspended, delayed or cancelled and other risks discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$11,821	$8,510
Short-term investments	9,968	10,184
Accounts receivable, less current expected credit loss of $106 and $106, respectively	5,635	9,368
Inventories, net	534	397
Prepaid expenses and other current assets	1,188	1,160
Total current assets	29,146	29,619
Property and equipment, net of accumulated depreciation of $18,947 and $18,958, respectively	4,979	5,084
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $534 and $525, respectively	324	327
Right-of-use operating lease assets, net	566	585
Long-term investments	9,381	10,875
Other assets	197	191
Total assets	$46,709	$48,797
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,587	$2,915
Accrued liabilities:
Operating lease liabilities - current	75	77
Employee compensation	1,286	1,248
Other accrued liabilities	1,339	1,615
Total current liabilities	4,287	5,855
Operating lease liabilities - non-current	532	548
Deferred income taxes, net	176	176
Other liabilities	276	263
Total liabilities	5,271	6,842
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,852,657 and 31,767,329 shares issued, and 30,769,258 and 30,708,273 shares outstanding, respectively	318	317
Additional paid-in capital	165,405	165,295
Accumulated deficit	(120,211)	(119,472)
Accumulated other comprehensive loss	(1,780)	(1,915)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,370)	(2,346)
Total stockholders’ equity	41,438	41,955
Total liabilities and stockholders’ equity	$46,709	$48,797

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenues	$6,382	$4,957
Costs and expenses:
Cost of sales	3,423	2,928
Selling, general and administrative	3,341	3,345
Research and development	570	376
Operating loss	(952)	(1,692)
Interest expense	—	—
Interest income	279	311
Other (expense) income, net	(66)	1,673
(Loss) income before income taxes	(739)	292
Income tax expense	—	(11)
Net (loss) income	$(739)	$281
Net (loss) income per common share:
Basic net (loss) income per common share	$(0.02)	$0.01
Diluted net (loss) income per common share	$(0.02)	$0.01
Weighted-average number of common shares outstanding:
Basic	30,718,000	30,385,000
Diluted	30,718,000	30,756,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
Net (loss) income	$(739)	$281
Other comprehensive income (loss):
Foreign currency translation adjustments	135	(143)
Comprehensive (loss) income	$(604)	$138

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
Operating Activities
Net (loss) income	$(739)	$281
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	164	80
Amortization	9	16
Non-cash interest income on held-to-maturity securities	(50)	(9)
Stock-based compensation, net of forfeitures	110	104
Changes in operating assets and liabilities:
Accounts receivable	3,768	1,250
Employee retention credit receivable	—	(1,677)
Inventory	(137)	(99)
Prepaid expenses, other current assets and other non-current assets	(28)	151
Accounts payable	(1,340)	(563)
Accrued liabilities and other non-current liabilities	(249)	(609)
Net cash provided by (used in) operating activities	1,508	(1,075)
Investing Activities
Purchases of equipment and patents	(65)	(114)
Purchases of debt securities	(993)	(7,641)
Maturities of debt securities	2,750	2,750
Net cash provided by (used in) investing activities	1,692	(5,005)
Financing Activities
Taxes paid on behalf of equity award participants	(24)	—
Net cash used in financing activities	(24)	—
Effect of exchange rate fluctuations on cash	135	(116)
Net increase (decrease) in cash and cash equivalents	3,311	(6,196)
Cash and cash equivalents at beginning of period	8,510	17,578
Cash and cash equivalents at end of period	$11,821	$11,382

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

Segment Data- Reporting Segments

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

	Air Pollution	FUEL CHEM
Three months ended March 31, 2025	Control Segment	Segment	Other	Total
Revenues from external customers	$1,303	$5,079	$—	$6,382
Cost of sales	(878)	(2,545)	—	(3,423)
Gross margin	425	2,534	—	2,959
Selling, general and administrative	—	—	(3,341)	(3,341)
Research and development	—	—	(570)	(570)
Operating income (loss) from operations	$425	$2,534	$(3,911)	$(952)

	Air Pollution	FUEL CHEM
Three months ended March 31, 2024	Control Segment	Segment	Other	Total
Revenues from external customers	$2,318	$2,639	$—	$4,957
Cost of sales	(1,428)	(1,500)	—	(2,928)
Gross margin	890	1,139	—	2,029
Selling, general and administrative	—	—	(3,345)	(3,345)
Research and development	—	—	(376)	(376)
Operating income (loss) from operations	$890	$1,139	$(3,721)	$(1,692)

FUEL TECH, INC.

Geographic Segment Financial Data

(in thousands)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended
	March 31,
	2025	2024
Revenues:
United States	$5,359	$3,595
Foreign	1,023	1,362
	$6,382	$4,957

	March 31,	December 31,
	2025	2024
Assets:
United States	$42,788	$44,430
Foreign	3,921	4,367
	$46,709	$48,797

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(739)	$281
Interest income, net	(279)	(311)
Income tax expense	-	11
Depreciation expense	164	80
Amortization expense	9	16
EBITDA	(845)	77
Stock compensation expense	110	104
Gain on employee retention credit	-	(1,677)
ADJUSTED EBITDA	$(735)	$(1,496)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net loss has been included in the above financial table.